As filed with the Securities and Exchange Commission on May 21, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Transatlantic Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

13-3355897
(I.R.S. Employer Identification No.)

80 Pine Street
New York, New York 10005
(Address of Principal Executive Offices)

Transatlantic Holdings, Inc. 2009 Long Term Equity Incentive Plan
(Full title of the plans)

Gary A. Schwartz
Senior Vice President
and General Counsel
80 Pine Street
New York, New York 10005
(212) 770-2000
(Name and address of agent for service)

(212) 770-2000
(Telephone number, including area code, of agent for service)

Copies to:
Lois F. Herzeca, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $1.00 per share	2,600,000	$40.40	$105,040,000.00	$5,861.24

     (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement on Form S-8 also shall cover any additional shares of Common Stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

     (2) The maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 15, 2009, which was $40.40.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the "Registration Statement") is filed by Transatlantic Holdings, Inc., a Delaware corporation (the "Company" or the "Registrant"), relating to 2,600,000 shares of its Common Stock, par value $1.00 per share (the "Common Stock") issuable to eligible employees, officers and consultants of the Company and its subsidiaries under the Transatlantic Holdings, Inc. 2009 Long Term Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents, which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") (File No. 001-10545) pursuant to the Securities Act, and pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)

the Company's Annual Report on Form 10-K for the year ended December 31, 2008 (including the portions of the Company's Proxy Statement on Schedule 14A, filed on April 10, 2009, incorporated by reference therein);

(b)	the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(c)	the Company's Current Reports on Form 8-K filed on March 11, 2009 and April 6, 2009; and

(d)	the description of our common stock set forth in our Form 8-A, dated May 25, 1990, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the shares of Common Stock to be offered and sold pursuant to the Transatlantic Holdings, Inc. 2009 Long Term Equity Incentive Plan (the "Plan") will be passed upon by Gary A. Schwartz, Esq., Senior Vice President and General Counsel of TRH. Mr. Schwartz is employed by TRH, participates in various TRH employee benefit plans under which he may receive shares of Common Stock and currently beneficially owns less than 1% of the outstanding shares of Common Stock.

Item 6. Indemnification of Directors and Officers

The certificate of incorporation of TRH, as amended, provides that TRH shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of TRH or serves or served any other enterprise at the request of TRH. Section 6.4 of TRH's amended and restated by-laws contains a similar provision. The amended and restated by-laws provide further that service at the request of TRH includes service as a director, officer or employee of TRH with respect to an employee benefit plan. The amended and restated by-laws also provide that TRH may advance litigation expenses to a director or officer upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by TRH.

The certificate of incorporation, as amended, also provides that a director will not be personally liable to TRH or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, TRH and its subsidiaries maintain a directors' and officers' liability insurance policy.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1	Certificate of Incorporation of Transatlantic Holdings, Inc., as amended through April 19, 1990 (filed as an exhibit to the Company’s Registration Statement (File No. 333-34433) and incorporated herein by reference).

4.2	Certificate of Amendment of the Certificate of Incorporation of Transatlantic Holdings, Inc., dated May 25, 1999 (filed as an exhibit to the Company's 1999 Annual Report on Form 10-K (File No. 001-10545) and incorporated herein by reference).

4.3

Amended and Restated By-Laws of Transatlantic Holdings, Inc., as of September 27, 2007 (filed as an exhibit to the Company's Current Report on Form 8-K (File No. 001-10545) dated October 3, 2007, and incorporated herein by reference).

4.4	Form of Common Stock Certificate (filed as an exhibit to the Company’s Registration Statement (File No. 333-34433) and incorporated herein by reference).

4.5	Transatlantic Holdings, Inc. 2009 Long Term Equity Incentive Plan.

5.1	Opinion of Gary A. Schwartz.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gary A. Schwartz (included in exhibit 5.1).

24	Power of Attorney (contained on signature page hereto).

Item 9. Undertakings

1.	The Company hereby undertakes:

	(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

	(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Company hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to provisions and arrangements that exist whereby the Company may indemnify such persons against liabilities arising under the Securities Act, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of May, 2009.

TRANSATLANTIC HOLDINGS, INC.
(Registrant)

By:	/s/ Gary A. Schwartz
Gary A. Schwartz
Senior Vice President and General Counsel

     KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints Robert F. Orlich, Steven S. Skalicky and Gary A. Schwartz, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-law and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

	Chairman of the Board of Directors,	May 21, 2009
President and Chief Executive
/s/ Robert F. Orlich	Officer
Robert F. Orlich	(Principal Executive Officer)

/s/ Steven S. Skalicky	Executive Vice President and	May 21, 2009
Steven S. Skalicky	Chief Financial Officer
(Principal Financial and Accounting
Officer)

/s/ Ian H. Chippendale	Director	May 21, 2009
Ian H. Chippendale

/s/ John G. Foos	Director	May 21, 2009
John G. Foos

/s/ John L. McCarthy	Director	May 21, 2009
John L. McCarthy

/s/ William J. Poutsiaka	Director	May 21, 2009
William J. Poutsiaka

/s/ Richard Press	Director	May 21, 2009
Richard Press

/s/ Thomas R. Tizzio	Director	May 21, 2009
Thomas R. Tizzio

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of Transatlantic Holdings, Inc. , as amended through April 19, 1990 (filed as an exhibit to the Company’s Registration Statement (File No. 333-34433) and incorporated herein by reference).

4.2	Certificate of Amendment of the Certificate of Incorporation of Transatlantic Holdings, Inc. , dated May 25, 1999 (filed as an exhibit to the Company's 1999 Annual Report on Form 10-K (File No. 001-10545) and incorporated herein by reference).

4.3	Amended and Restated By-Laws of Transatlantic Holdings, Inc. , as of September 27, 2007 (filed as an exhibit to the Company's Current Report on Form 8-K (File No. 001-10545) dated October 3, 2007, and incorporated herein by reference).

4.4	Form of Common Stock Certificate (filed as an exhibit to the Company’s Registration Statement (File No. 333-34433) and incorporated herein by reference).

4.5	Transatlantic Holdings, Inc. 2009 Long Term Equity Incentive Plan.

5.1	Opinion of Gary A. Schwartz.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gary A. Schwartz (included in exhibit 5.1) .

24	Power of Attorney (contained on signature page hereto).